Exhibit 99.1

FMC Corporation
1735 Market Street
Philadelphia, PA 19103
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media Contact: Nicole MIller- 215.299.6791
nicole.miller@fmc.com
Investor Relations Contact: Michael Wherley - 215.299.6543
michael.wherley@fmc.com
FMC Corporation Announces Fourth Quarter Results

Fourth quarter 2015 Highlight

•	Consolidated revenues of $899 million

•	Consolidated adjusted earnings per diluted share of $0.77

•	Agricultural Solutions segment earnings of $101 million

•	Health and Nutrition segment earnings of $46 million

•	Lithium segment earnings of $11 million

Full year 2015 Highlights

•	Consolidated revenues of $3.28 billion

•	Consolidated adjusted earnings per diluted share of $2.47

•	Agricultural Solutions segment earnings of $364 million

•	Health and Nutrition segment earnings of $195 million

•	Lithium segment earnings of $23 million

PHILADELPHIA, February 10, 2016 - FMC Corporation (NYSE:FMC) today reported fourth quarter and full year 2015 results. For the year, FMC reported revenue of $3.28 billion, up slightly compared to 2014. The company reported earnings of $489 million, or $3.66 per diluted share. Excluding various restructuring charges and certain gains and charges related to the exit of certain businesses, adjusted earnings from continuing operations were $2.47 per diluted share, a decline of 22 percent compared to the prior year.

-more-

Page 2/ FMC Corporation Announces Fourth Quarter Results

For the fourth quarter, FMC reported revenue of $899 million, a 1 percent increase over the same period in 2014. The company reported a net loss of $204 million, or a loss of $1.53 per diluted share, in the fourth quarter of 2015, as compared to net income of $77 million, or $0.57 per diluted share, in the fourth quarter of 2014. Excluding various restructuring charges and certain gains and charges related to the exit of certain businesses, adjusted earnings were $0.77 per diluted share, as compared to the prior-year quarter adjusted earnings of $0.85 per diluted share.
Pierre Brondeau, FMC president, CEO and chairman said: “Market conditions throughout 2015 were some of the most difficult the company has faced. In particular, the devaluation of foreign currencies relative to the U.S. dollar, combined with weak agricultural markets created significant challenges for FMC Agricultural Solutions. Foreign exchange movements alone reduced FMC Agricultural Solutions' pro forma operating earnings by 55 percent compared to 2014. Despite challenging conditions in the global crop protection market, we continued to see strong demand for FMC’s proprietary products across all regions during the fourth quarter. However, high channel inventory levels in the Americas and foreign currency fluctuations continue to negatively impact this business. The integration of Cheminova continues to go well. In 2015, we realized $100 million in cost reductions, including $40 million from the Cheminova integration, and we are on track to deliver an additional $60 million to $70 million of savings in 2016.”

Segment Results
Fourth quarter results were significantly impacted by foreign exchange movements, particularly the depreciation of the Brazilian real against the U.S. dollar, compared to the same period in 2014. Local currency price increases in Brazil recovered over 70 percent of the currency impact in the quarter. FMC Health and Nutrition posted a 5 percent increase in operating earnings, as manufacturing excellence initiatives and other cost reductions more than compensated for lower revenues. FMC Lithium’s performance exceeded expectations and the business saw encouraging demand and pricing trends across the portfolio.

-more-

Page 3/ FMC Corporation Announces Fourth Quarter Results

FMC Agricultural Solutions
Fourth quarter revenue for FMC Agricultural Solutions was $657 million, an increase of 5 percent versus reported revenue for the prior-year quarter. Segment earnings were $101 million, a decline of 22 percent versus prior-year reported results. On a pro forma basis, as described in the Press Release Schedules on page 7, fourth quarter segment revenue declined 23 percent compared to the same period in 2014, and segment earnings were 8 percent lower compared to the fourth quarter of 2014, as price increases and ongoing cost reduction programs only partially offset the negative impact of foreign currency movements and reduced third-party sales. Segment revenue for 2015 was $2.25 billion, 4 percent higher than 2014, while full-year segment earnings were $364 million, 27 percent lower than 2014. On a pro forma basis, segment revenue for 2015 was $2.6 billion, 23 percent lower compared to 2014, and segment earnings were $384 million, 28 percent lower compared to 2014.
For 2016, full-year segment revenue is expected to be approximately $2.3 billion to $2.5 billion and full-year segment earnings are expected to be in the range of $380 million to $420 million, with first quarter segment earnings in the range of $70 million to $90 million.

FMC Health and Nutrition
FMC Health and Nutrition fourth quarter revenue was $172 million, 10 percent lower versus the prior-year quarter, driven by lower carrageenan and alginate sales, along with the impact of the weaker euro. Segment earnings of $46 million were up 4.5 percent compared to the prior-year quarter, as favorable raw material pricing and lower operating costs more than offset unfavorable foreign currency impacts and lower sales volumes. Segment revenue for 2015 was $785 million, 5 percent lower than 2014, while full-year segment earnings were $195 million, 4 percent higher than 2014.
Segment revenue for the full year of 2016 is anticipated to be approximately $775 million to $825 million, while full-year segment earnings are expected to be between $198 million and $208 million. First quarter segment earnings are expected to be in the range of $46 million to $51 million. Earnings growth in 2016 is expected to be driven primarily by the benefits of operational improvements, along with continued growth in demand for excipients and nutritional products across emerging markets.

-more-

Page 4/ FMC Corporation Announces Fourth Quarter Results

FMC Lithium
FMC Lithium reported fourth quarter segment revenue of $70 million, an increase of 1 percent from the prior-year quarter, and fourth quarter segment earnings of approximately $11 million, an increase of $3.3 million compared to the fourth quarter of 2014. Segment earnings benefited from cost savings projects and lower raw material costs, along with price increases in our carbonate and hydroxide products. These positives more than offset Argentina inflation and currency impacts. Segment revenue for 2015 was $238 million, 7 percent lower than 2014, while full-year segment earnings were $23 million, $4.2 million lower than 2014.
Demand for lithium remains strong and pricing trends continue to be favorable. Segment earnings are expected to be between $8 million and $12 million for the first quarter and between $33 and $43 million for the full year of 2016, an increase of 65 percent over 2015 at the mid-point of the range.

Corporate and Other
For the quarter, corporate and other expenses were $16 million, and net interest expense was $21 million. Depreciation and amortization was $23.5 million, and capital additions were $42.5 million. On December 31, 2015, gross consolidated debt was $2.15 billion, and debt, net of cash, was $2.1 billion. The Adjusted Tax Rate was 13 percent in the quarter and 22 percent for the full year.

2016 Outlook
Based on an Adjusted Tax Rate of 24 to 26 percent, adjusted earnings per share are expected to be in the range of $2.50 to $2.80 for the full year 2016, an increase of 7 percent (at the mid-point) versus 2015 adjusted earnings per share of $2.47.

Webcast and Supplemental Information
The company will post supplemental information on the web at www.FMC.com, including its 2016 Outlook Statement, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.

-more-

Page 5/ FMC Corporation Announces Fourth Quarter Results

About FMC
For more than a century, FMC Corporation has served the global agricultural, industrial and consumer markets with innovative solutions, applications and quality products. FMC acquired Cheminova in April 2015. Pro forma revenue totaled approximately $3.6 billion in 2015. FMC employs approximately 6,000 people throughout the world and operates its businesses in three segments: FMC Agricultural Solutions, FMC Health and Nutrition and FMC Lithium. For more information, visit www.FMC.com.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation's 2014 Form 10-K and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

# # #

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2015	2014	2015	2014
Revenue	$899.3	$887.8	$3,276.5	$3,258.7

Costs of sales and services	600.7	569.5	2,201.1	2,047.8

Gross margin	298.6	318.3	1,075.4	1,210.9

Selling, general and administrative expenses	147.0	214.9	737.9	589.8
Research and development expenses	40.9	37.8	143.7	126.3
Restructuring and other charges (income)	165.8	11.5	244.0	56.4
Business separation costs	—	—	—	23.6
Total costs and expenses	954.4	833.7	3,326.7	2,843.9
Income (loss) from operations	(55.1)	54.1	(50.2)	414.8
Equity in (earnings) loss of affiliates	0.2	—	0.2	(0.2)
Interest expense, net	21.2	13.6	80.1	51.2

Income (loss) from continuing operations before income taxes	(76.5)	40.5	(130.5)	363.8
Provision (benefit) for income taxes	103.8	(18.4)	47.4	56.2
Income (loss) from continuing operations	(180.3)	58.9	(177.9)	307.6
Discontinued operations, net of income taxes	(22.4)	19.4	676.4	14.5
Net income (loss)	$(202.7)	$78.3	$498.5	$322.1
Less: Net income attributable to noncontrolling interests	1.4	1.8	9.5	14.6
Net income (loss) attributable to FMC stockholders	$(204.1)	$76.5	$489.0	$307.5

Amounts attributable to FMC stockholders:
Income (loss) from continuing operations, net of tax	$(181.7)	$57.1	$(187.4)	$298.2
Discontinued operations, net of tax	(22.4)	19.4	676.4	9.3
Net income (loss)	$(204.1)	$76.5	$489.0	$307.5

Basic earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$(1.36)	$0.43	$(1.40)	$2.23
Discontinued operations	(0.17)	0.14	5.06	0.07
Basic earnings per common share	$(1.53)	$0.57	$3.66	$2.30
Average number of shares outstanding used in basic earnings per share computations	133.7	133.5	133.7	133.3

Diluted earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$(1.36)	$0.43	$(1.40)	$2.22
Discontinued operations	(0.17)	0.14	5.06	0.07
Diluted earnings per common share	$(1.53)	$0.57	$3.66	$2.29
Average number of shares outstanding used in diluted earnings per share computations	133.7	134.3	133.7	134.3

Other Data:
Capital additions	$42.5	$53.7	$118.6	$174.8
Depreciation and amortization expense	$23.5	$22.6	$115.7	$93.5

Press Release Schedules - Page 1

FMC CORPORATION
SCHEDULE OF ADJUSTED EARNINGS FROM CONTINUING OPERATIONS (NON-GAAP)(2)
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2015	2014	2015	2014
Revenue	$899.3	$887.8	$3,276.5	$3,258.7

Costs of sales and services	591.0	569.5	2,143.3	2,043.6

Gross margin	308.3	318.3	1,133.2	1,215.1

Selling, general and administrative expenses	125.0	117.5	470.1	447.5
Research and development expenses	40.9	37.8	143.7	126.3
Equity in (earnings) loss of affiliates	0.2	—	0.2	(0.2)

Total costs and expenses	757.1	724.8	2,757.3	2,617.2

Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP) (1)	$142.2	$163.0	$519.2	$641.5

Interest expense, net	21.2	13.6	80.1	51.2
Adjusted earnings from continuing operations, before income taxes and noncontrolling interests	$121.0	$149.4	$439.1	$590.3

Provision for income taxes	15.8	33.3	97.0	154.1
Net income attributable to noncontrolling interests	1.4	1.8	9.5	9.4
Adjusted after-tax earnings from continuing operations, attributable to FMC stockholders (Non-GAAP) (2)	$103.8	$114.3	$332.6	$426.8

Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders	$0.77	$0.85	$2.47	$3.18
Average number of shares outstanding used in diluted adjusted after-tax earnings from continuing operations per share computations (3)	134.3	134.3	134.4	134.3
___________________
(1) Referred to as Adjusted Operating Profit.
(2) The Company believes that the Non-GAAP financial measure “Adjusted After-Tax Earnings from Continuing Operations, attributable to FMC Stockholders”, and its presentation on a per share basis, provides useful information about the Company’s operating results to investors . Adjusted Earnings excludes the effects of Corporate special charges, Non-GAAP tax adjustments and the results of our discontinued operations. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying businesses from period to period. Additionally, the above schedule is presented in a format which reflects the manner in which we manage our business and is not in accordance with GAAP.

(3)
The average number of shares outstanding used in the twelve months ended December 31, 2015 diluted adjusted after-tax earnings from continuing operations per share computation (Non-GAAP) includes 0.7 million diluted shares. This number of shares differs from the average number of shares outstanding used in diluted earnings per share computations (GAAP) as we had a net loss from continuing operations attributable to FMC stockholders.

Please see the reconciliation of Non-GAAP financial measures to GAAP financial results.

Press Release Schedules - Page 2

FMC CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP)
TO ADJUSTED AFTER-TAX EARNINGS FROM CONTINUING OPERATIONS,
ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP)
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2015	2014	2015	2014
Net income (loss) attributable to FMC stockholders (GAAP)	$(204.1)	$76.5	$489.0	$307.5
Corporate special charges (income):
Restructuring and other charges (income) (a)	165.8	11.5	244.0	56.4
Non-operating pension and postretirement charges (b)	15.4	2.1	35.3	10.5
Business separation costs (c)	—	—	—	23.6
Acquisition-related charges (d)	16.3	95.3	290.3	136.0
Income tax expense (benefit) on Corporate special charges (income)	(31.0)	(43.3)	(144.9)	(84.1)
Discontinued operations attributable to FMC stockholders, net of income taxes (e)	22.4	(19.4)	(676.4)	(9.3)
Non-GAAP tax adjustments (f)	119.0	(8.4)	95.3	(13.8)

Adjusted after-tax earnings from continuing operations attributable to FMC stockholders (Non-GAAP)	$103.8	$114.3	$332.6	$426.8

Diluted earnings per common share (GAAP)	$(1.53)	$0.57	$3.66	$2.29
Corporate special charges (income) per diluted share, before tax:
Restructuring and other charges (income)	1.24	0.08	1.82	0.42
Non-operating pension and postretirement charges	0.11	0.02	0.26	0.08
Business separation costs	—	—	—	0.17
Acquisition-related charges	0.12	0.71	2.16	1.01
Income tax expense (benefit) on Corporate special charges (income), per diluted share	(0.23)	(0.32)	(1.08)	(0.62)
Discontinued operations per diluted share	0.17	(0.15)	(5.06)	(0.07)
Non-GAAP tax adjustments per diluted share	0.89	(0.06)	0.71	(0.10)

Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders (Non-GAAP)	$0.77	$0.85	$2.47	$3.18

Average number of shares outstanding used in diluted adjusted after-tax earnings from continuing operations per share computations	134.3	134.3	134.4	134.3
____________________
(a) Three Months Ended December 31, 2015:
Restructuring and other charges (income) include a charge of $70.5 million as a result of the mothballing of our Seal Sands Omega-3 production facility within Health and Nutrition, as well as $61.8 million of charges representing severance and asset write-offs associated with the integration of Cheminova within Agricultural Solutions.  Amount also include $10.7 million as a result of the Argentina government’s action to devalue its currency effective December 17, 2015.  This loss relates to the impacts of the remeasurement of the local balance sheet at the date of the devaluation and impacted both our Agricultural Solutions and Lithium segments. Finally, the amount includes charges from continuing environmental sites treated as a Corporate charge of $13.4 million, a charge of $5.5 million associated with an agreement to obtain certain technology and intellectual property rights related to new compounds still under development within Agricultural Solutions and net miscellaneous charges of $3.9 million.

Three Months Ended December 31, 2014:
Restructuring and other charges (income) includes income of $26.6 million associated with a sale of a partial stake in our 20% owned European based distribution company offset by a charge of $5.0 million associated with a license agreement entered into for the purpose of obtaining certain technology and intellectual property rights relating to new compounds still under development both of which pertain our

Press Release Schedules - Page 3

FMC Agricultural Solutions segment. Additionally, this amount includes charges of $8.1 million associated with a reorganization of our Health and Nutrition segment and continuing environmental sites treated as a Corporate charge of $23.7 million. Remaining restructuring and other charges (income) includes net miscellaneous charges of $1.3 million.

Twelve Months Ended December 31, 2015:
Restructuring and other charges (income) include a charge of $70.5 million as a result of mothballing of our Seal Sands Omega-3 production facility within Health and Nutrition as well as $117.3 million representing severance and asset disposal charges associated with the integration of Cheminova with Agricultural Solutions.  Charges also include  $23.6 million due to a reorganization with our FMC Health and Nutrition segment, of which, $12.3 million was due to the sale of our pectin manufacturing business.  Total charges also include the $10.7 million due to the Argentina currency devaluation, $21.7 million from continuing environmental sites treated as a Corporate charge, and $20.5 million associated with two separate license agreements entered into for the purpose of obtaining certain technology and intellectual property rights relating to new compounds still under development within Agricultural Solutions.  Partially offsetting these charges was other income associated with the sale of our remaining ownership interest in a Belgian-based pesticide distribution company for $26.6 million. Remaining restructuring and other charges (income) includes net miscellaneous charges of $6.3 million.

Twelve Months Ended December 31, 2014:
Restructuring and other charges (income) includes income of $26.6 million associated with a sale of a partial stake in our 20% owned European based distribution company offset by a charge of $22.0 million associated with various license agreements entered into for the purpose of obtaining certain technology and intellectual property rights relating to new compounds still under development both of which pertain our FMC Agricultural Solutions segment. Additionally, this amount includes charges of $13.9 million associated with a reorganization of our Health and Nutrition segment and continuing environmental sites treated as a Corporate charge of $43.7 million. Remaining restructuring and other charges (income) includes net miscellaneous charges of $3.5 million.

(b) Our non-operating pension and postretirement costs are defined as those costs related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These costs are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We exclude these non-operating pension and postretirement costs from our segments as we believe that removing them provides a better understanding of the underlying profitability of our businesses, provides increased transparency and clarity in the performance of our retirement plans and enhances period-over-period comparability. We continue to include the service cost and amortization of prior service cost in our Adjusted Earnings results noted above. We believe these elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.
(c) There were no charges for the twelve months ended December 31, 2015. On September 8, 2014, we announced that we will no longer proceed with the planned separation as a result of the planned acquisition of Cheminova A/S and divestiture of our FMC Alkali Chemicals division. Business separation costs for the three and twelve months ended December 31, 2014 represent charges associated with the planned separation activities through September 8, 2014.
(d) Charges related to the expensing of the inventory fair value step-up resulting from the application of acquisition accounting, legal and professional fees and gains or losses on hedging purchase price associated with the planned or completed acquisitions. Amounts represent the following:

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(in Millions)	2015	2014	2015	2014
Acquisition-related charges - Cheminova A/S
Legal and professional fees (1)	$6.6	$16.9	$60.4	$32.2
Inventory fair value amortization (2)	9.7	—	57.8	—
Loss/(gain) on hedging purchase price (1)	—	78.4	172.1	99.6
Acquisition-related charges - Epax
Inventory fair value amortization (2)	—	—	—	4.2
Acquisition-related charges	$16.3	$95.3	$290.3	$136.0
____________________

(1)	On the condensed consolidated statements of income (loss), these charges are included in “Selling, general and administrative expenses.”

(2)	On the condensed consolidated statements of income (loss), these charges are included in “Costs of sales and services.”

Press Release Schedules - Page 4

(e) Three and Twelve Months Ended December 31, 2015
Discontinued operations includes our FMC Alkali Chemicals division as well as provisions, net of recoveries, for environmental liabilities and legal reserves and expenses related to previously discontinued operations. The twelve months ended December 31, 2015 includes the divestiture gain of approximately $700 million associated with the sale of FMC Alkali Chemicals division which was completed on April 1, 2015.
Three and Twelve Months Ended December 31, 2014
Discontinued operations includes our FMC Alkali and FMC Peroxygens business results as well as provisions, net of recoveries, for environmental liabilities and legal reserves and expenses related to previously discontinued operations. The twelve months ended December 31, 2014 includes the final divestiture charge associated with the sale of FMC Peroxygens business which was completed on February 28, 2014.
(f) We exclude the GAAP tax provision, including discrete items, from the Non-GAAP measure of income, and instead include a Non-GAAP tax provision based upon the annual Non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but are not limited to: income tax expenses or benefits that are not related to ongoing business operations in the current year; unusual or infrequently occurring items; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to ongoing operations thereby providing investors with useful supplemental information about FMC's operational performance.

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(in Millions)	2015	2014	2015	2014
Non-GAAP tax adjustments:
Revisions to our tax liabilities due to finalization of prior year tax returns	$2.1	$(2.3)	$2.2	$(2.5)
Revisions to valuation allowances of historical deferred tax assets	120.7	—	128.3	—
Foreign currency remeasurement and foreign currency discrete items	(3.8)	(6.1)	(35.2)	(11.3)
Non-GAAP tax adjustments	$119.0	$(8.4)	$95.3	$(13.8)

RECONCILIATION OF NET INCOME (LOSS) (GAAP) TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS, BEFORE INTEREST AND INCOME TAXES (NON-GAAP)
(Unaudited, in millions)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2015	2014	2015	2014
Net income (loss) (GAAP)	$(202.7)	$78.3	$498.5	$322.1
Restructuring and other charges (income)	165.8	11.5	244.0	56.4
Non-operating pension and postretirement charges	15.4	2.1	35.3	10.5
Business separation costs	—	—	—	23.6
Acquisition-related charges	16.3	95.3	290.3	136.0
Discontinued operations, net of income taxes	22.4	(19.4)	(676.4)	(14.5)
Interest expense, net	21.2	13.6	80.1	51.2
Provision (benefit) for income taxes	103.8	(18.4)	47.4	56.2
Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP) (1)	$142.2	$163.0	$519.2	$641.5
___________________

(1)	Referred to as Adjusted Operating Profit.

Press Release Schedules - Page 5

FMC CORPORATION
INDUSTRY SEGMENT DATA
(Unaudited, in millions)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2015	2014	2015	2014
Revenue
FMC Agricultural Solutions	$657.3	$626.9	$2,252.9	$2,173.8
FMC Health and Nutrition	172.0	191.8	785.5	828.2
FMC Lithium	70.0	69.1	238.1	256.7
Total	$899.3	$887.8	$3,276.5	$3,258.7
Income from continuing operations before income taxes
FMC Agricultural Solutions	101.3	130.3	363.9	497.8
FMC Health and Nutrition	46.2	44.2	194.7	187.9
FMC Lithium	11.1	7.8	23.0	27.2
Segment operating profit (a)	158.6	182.3	581.6	712.9
Corporate and other	(16.4)	(19.3)	(62.4)	(71.4)
Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP)	$142.2	$163.0	$519.2	$641.5

Interest expense, net	(21.2)	(13.6)	(80.1)	(51.2)
Corporate special (charges) income:
Restructuring and other (charges) income (b)	(165.8)	(11.5)	(244.0)	(56.4)
Non-operating pension and postretirement charges (c)	(15.4)	(2.1)	(35.3)	(10.5)
Business separation charges (d)	—	—	—	(23.6)
Acquisition-related charges (e)	(16.3)	(95.3)	(290.3)	(136.0)
(Provision) benefit for income taxes	(103.8)	18.4	(47.4)	(56.2)
Discontinued operations, net of income taxes (f)	(22.4)	19.4	676.4	14.5
Net income attributable to noncontrolling interests	(1.4)	(1.8)	(9.5)	(14.6)
Net income (loss) attributable to FMC stockholders	$(204.1)	$76.5	$489.0	$307.5
____________________
(a) Referred to as Segment Earnings.
(b) Below provides the details of restructuring and other charges (income) by segment.

	Three Months Ended December 31		Twelve Months Ended December 31
	2015	2014	2015	2014
FMC Agricultural Solutions	$(76.5)	$21.5	$(123.7)	$4.5
FMC Health and Nutrition	(73.2)	(8.2)	(93.8)	(14.1)
FMC Lithium	(2.2)	—	(2.7)	—
Corporate	(13.9)	(24.8)	(23.8)	(46.8)
Restructuring and other (charges) income	$(165.8)	$(11.5)	$(244.0)	$(56.4)
(c) See Note (b) to the schedule “Reconciliation of Net Income (Loss) Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
(d) See Note (c) to the schedule “Reconciliation of Net Income (Loss) Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
(e) See Note (d) to the schedule “Reconciliation of Net Income (Loss) Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
(f) See Note (e) to the schedule “Reconciliation of Net Income (Loss) Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.

Press Release Schedules - Page 6

FMC CORPORATION
FMC AGRICULTURAL SOLUTIONS PRO FORMA FINANCIAL RESULTS
(Unaudited, in millions)

In the second quarter of 2015, we began to present pro forma combined results for the FMC Agricultural Solutions segment for 2015 and 2014. We believe that reviewing our operating results by combining actual and pro forma results for the FMC Agricultural Solutions segment for 2015 and 2014 is more useful in identifying trends in, or reaching conclusions regarding, the overall operating performance of this segment. Our pro forma segment information will include adjustments as if the Cheminova transaction had occurred on January 1, 2014. Our pro forma data will also be adjusted for the effects of acquisition accounting but will not include adjustments for cost related to integration activities, cost savings or synergies that might be achieved by the combined businesses. Pro forma amounts to be presented will not necessarily be indicative of what our results would have been had we operated Cheminova since January 1, 2014, nor our future results. We believe that reviewing our operating results by combining actual and pro forma results for the FMC Agricultural Solutions segment for these periods is more useful in identifying trends in, or reaching conclusions regarding, the overall operating performance of the segment.

FMC Agricultural Solutions Pro Forma Financial Results
	Three Months Ended December 31		Twelve Months Ended December 31
(in Millions)	2015	2014	2015	2014
Revenue
Revenue, FMC Agricultural Solutions, as reported (1)	$657.3	$626.9	$2,252.9	$2,173.8
Revenue, Cheminova, pro forma (2)	—	226.6	362.0	1,225.7
Pro Forma Combined, Revenue (3)	$657.3	$853.5	$2,614.9	$3,399.5
Operating Profit
Operating Profit, FMC Agricultural Solutions, as reported (1)	$101.3	$130.3	$363.9	$497.8
Operating Profit, Cheminova, pro forma (2)	—	(19.9)	19.9	38.2
Pro Forma Combined, Operating Profit (3)	$101.3	$110.4	$383.8	$536.0
___________________

(1)	As reported amounts are the results of operations of FMC Agricultural Solutions, including the results of the Cheminova acquisition from April 21, 2015 onward.

(2)
Cheminova pro forma amounts include the historical results of Cheminova, prior to April 21, 2015. These amounts also include adjustments as if the Cheminova transaction had occurred on January 1, 2014, including the effects of acquisition accounting. The pro forma amounts do not include adjustments for expenses related to integration activities, cost savings or synergies that may have been or may be achieved by the combined segment.

(3)	The pro forma combined amounts are not necessarily indicative of what the results would have been had we acquired Cheminova on January 1, 2014 or indicative of future results.

Press Release Schedules - Page 7

FMC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	December 31, 2015	December 31, 2014
Cash and cash equivalents	$78.6	$109.5
Trade receivables, net	1,851.4	1,602.5
Inventories	800.2	607.6
Other current assets	241.7	188.8
Deferred income taxes	—	222.7
Current assets held for sale	—	203.3
Total current assets	2,971.9	2,934.4

Property, plant and equipment, net	1,016.4	930.0
Goodwill	776.1	352.5
Other intangibles, net	837.0	246.9
Deferred income taxes	286.9	200.1
Other long-term assets	437.6	260.6
Noncurrent assets held for sale	—	401.5
Total assets	$6,325.9	$5,326.0

Short-term debt and current portion of long-term debt	$112.6	$525.2
Accounts payable, trade and other	403.6	378.3
Accrued customer rebates	256.1	236.0
Guarantees of vendor financing	67.2	50.2
Accrued pensions and other postretirement benefits, current	6.4	12.7
Other current liabilities	607.4	619.6
Current liabilities held for sale	—	88.4
Total current liabilities	1,453.3	1,910.4

Long-term debt	2,036.3	1,138.9
Long-term liabilities	928.0	708.0
Long-term liabilities held for sale	—	4.7
Equity	1,908.3	1,564.0
Total liabilities and equity	$6,325.9	$5,326.0

Press Release Schedules - Page 8

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Twelve Months Ended December 31
	2015	2014
Cash provided (required) by operating activities of continuing operations (1)	$(277.1)	$284.9

Cash provided (required) by operating activities of discontinued operations	(80.6)	88.8

Cash provided (required) by investing activities of continuing operations	(1,285.5)	(190.2)

Cash provided (required) by investing activities of discontinued operations	1,634.3	154.9

Cash provided (required) by financing activities of continuing operations:
Increase (decrease) in short-term debt	(547.3)	(139.6)
Financing fees	—	(10.5)
Repayments of long-term debt	(1,036.6)	(34.6)
Proceeds from borrowings of long-term debt	1,650.0	3.0
Net distributions to and acquisitions of noncontrolling interests	—	(98.7)
Dividends paid	(86.4)	(78.1)
Other repurchases of common stock	(3.7)	(4.7)
Excess tax benefits from share-based compensation	1.4	4.7
Issuances of common stock, net	5.9	8.6
Cash provided (required) by financing activities	(16.7)	(349.9)
Effect of exchange rate changes on cash	(5.3)	(2.2)
Increase (decrease) in cash and cash equivalents	(30.9)	(13.7)

Cash and cash equivalents, beginning of year	109.5	123.2

Cash and cash equivalents, end of period	$78.6	$109.5
___________________

(1)
The twelve months ended December 31,2015 includes $264.8 million in payments associated with the Cheminova acquisition purchase price hedges and approximately $340.3 million in income tax payments principally driven by the sale of our Alkali Chemicals business.

Press Release Schedules - Page 9